UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2010

Vyteris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On June 30, 2010, Vyteris, Inc. (the “Registrant”) consummated a private placement to accredited investors (“Investors”) of $1,150,000 principal amount of 6% Subordinated Convertible Promissory Notes due September 30, 2010 (the “Notes”).  The sale of the Notes also included issuance to Investors of five-year warrants to purchase an aggregate of 2,300,000 shares of the Registrant’s common stock with an exercise price of $0.25 per share.   Spencer Trask Ventures, Inc. acted as placement agent in connection with the private placement.

The Notes bear interest at the rate of 6% per annum and are convertible into common stock of the Registrant at the option of the Investors upon the same terms and conditions of securities offered to investors in the next subsequent equity securities financing of the Registrant (“Next Offering”).

In connection with the final closing, the Registrant received net proceeds of $1,150,000,  and all fees to the placement agent have been deferred until the conversion of Notes at the Next Offering at which time the placement agent shall receive fees as if the Investors had purchased securities in the Next Offering for cash.

This private placement transaction to accredited investors is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D, promulgated thereunder.

Item 9.01 Exhibits

99.1        Form of Subscription Agreement, Note and Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer
Dated:  July 6, 2010

LIST OF EXHIBITS

99.1      Form of Subscription Agreement, Note and Warrant